UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

  Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2020, Diodes Incorporated (“Diodes”) provided the following update related to the status of its proposed acquisition of Lite-On Semiconductor (“LSC”) that was announced on August 8, 2019:

On March 20, 2020 Diodes and LSC amended (the “Amendment”) the Share Swap Agreement to update the Outside Date (as defined) from May 31, 2020 to December 31, 2020.  This Amendment is consistent with the previously communicated anticipated close date of the second half of 2020.  The Amendment was enacted to accommodate the review schedule of the relevant Chinese authorities and associated operational processes that will need to be completed.  Diodes remains confident the transaction will close as planned once the final regulatory approvals have been secured.

The foregoing summary is qualified in its entirety by reference to the copy of the Amendment, which is being filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On March 23, 2020, the Company issued a press release announcing that it had entered into the Amendment to the Share Swap Agreement and reiterating that it plans to close the LSC acquisition in the second half of 2020. A copy of the press release is attached as to this report as Exhibit 99.1.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release attached as Exhibit 99.1, any statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include, but are not limited to, the following: Diodes remains confident the transaction will close as planned once the final regulatory approvals have been secured.

Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk that the current Covid-19 pandemic could result in additional delays or termination of the agreement; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that such expectations may not be met; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	First Amendment to the Share Swap Agreement
99.1	Press release dated March 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2020	DIODES INCORPORATED

	By	/s/ Brett R. Whitmire
Brett R. Whitmire
Chief Financial Officer